Exhibit T3C-5

WCI STEEL, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 1, 2006 (the “Effective Date”), by and among WCI Steel, Inc., a Delaware corporation (the “Company”), the holders (the “Noteholders”) of the Company’s 8% Senior Secured Notes due 2016 (the “Securities”) on the date hereof (together with the Noteholders and any additional noteholders who become signatories to this Agreement pursuant to the provisions hereof, the “Securityholders” and each individually a “Securityholder”).

WHEREAS, pursuant to the Plan of Reorganization (the “Reorganization Plan”) confirmed by the United States Bankruptcy Court for the Northern District of Ohio (the “Bankruptcy Court”) in Case No 05-81439 entered on March 30, 2006, as modified on April 25, 2006, relating to WCI Steel, Inc., an Ohio corporation, as a debtor-in-possession and all of its direct and indirect subsidiaries and additional debtors-in-possession, the Company issued $100,000,000 in aggregate principal amount of Securities pursuant to an Indenture dated as of the date hereof (the “Indenture”) between the Company and Wilmington Trust Company, as trustee; and

WHEREAS, the Securityholders (acting for themselves and for all Persons who subsequently may become Securityholders) believe it is in the best interests of the parties to define certain rights, duties and obligations between the Company and the Securityholders;

NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto agree as follows:

Section 1.  Definitions. As used in this Agreement, terms defined in the preamble and recitals hereto shall have the respective meanings specified therein and the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to the Company or any Holder, (A) any Person which, directly or indirectly, is in Control of, is Controlled by or is under common Control with, the Company or the Holder, as the case may be, and (B) any Person who is a director, officer, partner or member of the Company or the Holder, as the case may be, or of any Person described in clause (A) above. Notwithstanding anything to the contrary provided herein, for purposes of this Agreement, no Holder, its affiliates or subsidiaries shall be deemed to be Affiliates of the Company, other than the Company or its subsidiaries.

“Advice” shall have the meaning set forth in Section 3(c).

“Agreement” shall have the meaning set forth in the preamble hereof.

“Bankruptcy Code” means chapter 11 of title 11, United States Code, 11 U.S.C. §§ 101 et seq.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Person” shall have the meaning set forth in Section 3(j)(ii).

“Control” of a Person shall mean the power, directly or indirectly, to vote more than 51% of the securities having ordinary voting power for the election of directors of such Person, or to direct or cause the direction of the management and policies of such Person whether by voting power, contract or otherwise.

“Demand Registration” shall have the meaning specified in Section 3(b).

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Disposition” (and in the verb form “Dispose”) shall mean and include any assignment, transfer, sale, exchange, conveyance, disposition, pledge, hypothecation, gift, testamentary disposition, or encumbrance whatsoever, whether voluntary, involuntary or by the operation of law.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section (b)(iv) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section (b)(iv) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 or F-4 (or, if applicable, on another appropriate form or on any successor form used for substantially the same transactions), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section (b)(iv) hereof.

“Exchange Securities” shall mean, the securities issued by the Company under the Indenture, containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Holder” shall mean a Securityholder, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and this Agreement and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

“Holder Indemnified Person” shall have the meaning set forth in Section 3(j)(i).

“Indenture” shall have the meaning set forth in the preamble of this Agreement.

“Initiating Holders” shall mean Holders holding at least 51% of the aggregate principle amount of the Registrable Securities then outstanding.

“Liabilities” shall have the meaning set forth in Section 3(j)(i).

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliate of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“NASD” means National Association of Securities Dealers, Inc.

“Noteholder” shall have the meaning set forth in the preamble hereof.

“Participating Broker-Dealer” shall mean any broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean a natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

“pro rata” shall mean the ratio of (a) the principal amount of Securities outstanding then held, by a Holder as of the date of determination to (b) the sum of the aggregate principal amount of Securities outstanding then held, by all Holders as of such date.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Securities” means all or any portion of (i) the Securities held by a Holder, and (ii) the Securities which a Holder may purchase, in each case until such time as such Registrable Security ceases to be a Restricted Security.

“Registration” shall have the meaning set forth in Section 3(c).

“Registration Statement” means any registration statement of the Company, that covers any of the Exchange Securities or the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Reorganization Plan” shall have the meaning set forth in the first recital clause.

“Restricted Security” means any Security except any Security that (a) has been effectively registered under the Securities Act, (b) has been distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (c) has ceased to be outstanding, (d) has been exchanged for the Exchange Securities pursuant to the Exchange Offer or (e) has otherwise been transferred and a new certificate or other evidence of ownership for them not bearing a legend set forth in Section 2 of this Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

“Restricted Holder” means a Holder that, in the Company’s reasonable determination, may be an “underwriter” as that term is used in Section 1145 of the Bankruptcy Code.

“Securities” shall have the meaning set forth in the preamble hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securityholders” and “Securityholder” shall have the meaning set forth in the preamble hereof.

“Selected Broker-Dealer” shall have the meaning set forth in Section 3(c)(xix) hereof.

“TIA” has the meaning set forth in Section 3(b)(iv) of this Agreement.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

Section 2.  Securities Legend. Each instrument representing Securities received by a Restricted Holder shall be stamped with a legend in substantially the form set forth in the Indenture.

Each Restricted Holder agrees that he, she or it will deliver all certificates owned by such Restricted Holder to the Company for the purpose of affixing such legends thereto to the extent not already affixed thereto.

Section 3.  Registration Rights.

(a)  Piggyback Registration Rights. Whenever the Company proposes to file a Registration Statement under the Securities Act relating to any of its securities (including all or a portion of the Securities), whether or not for its own account (other than a Registration Statement on Form S-8 or S-4 or successor forms), the Company shall give written notice thereof to the Holders as soon as practicable (but in any event at least thirty (30) days before such filing), offering the Holders the opportunity to register on such Registration Statement such number of Registrable Securities as the Holders may request in writing, subject to the provisions of Section 3(c) hereof, not later than twenty (20) days after the date of such notice (a “Piggyback Registration”). Upon receipt by the Company of any such request, the Company shall use its best efforts to include such Registrable Securities in such Registration Statement and to cause such Registration Statement to become effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 3(c) hereof. Notwithstanding the foregoing, if at any time after giving written notice of its intention to register securities and before the effectiveness of the Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each Holder (i) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of all other securities included in such registration. Each Holder requesting inclusion in such registration pursuant to this Section 3(a) may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company.

(b)  Required Registration.

(i)  Demand. If (A) the Initiating Holders propose to Dispose of Registrable Securities and (B) such Disposition may not, in the opinion of such Initiating Holders, be effected in a private transaction under the Securities Act without registration of such Securities under the Securities Act at equally favorable net terms to the Initiating Holders as would be obtained in a registration of such Securities under the Securities Act, the Initiating Holders may request the Company in writing to effect such registration (a “Demand Registration”), stating the number of Securities of Registrable Securities to be Disposed of by such Initiating Holders and the intended method of Disposition. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to below. Upon receipt of such request, the Company will give prompt written notice thereof to all other Holders whereupon such other Holders shall give written notice to the Company within twenty (20) days after the date of the Company’s notice (the “Notice Period”) if they propose to Dispose of any Registrable Securities pursuant to such registration, stating the number of Registrable Securities to be Disposed of by such Holder or Holders and the intended method of Disposition. The Company will use its reasonable best efforts to effect promptly after the Notice Period the registration under the Securities Act of all of the Registrable Securities specified in the requests of the Initiating Holders and the requests of the other Holders, subject, however, to the limitations set forth in Section 3(b)(ii).

(ii)  Limitations on Required Registrations.

(A)  The Company shall not be required to effect more than two registrations pursuant to Section 3(b)(i). The Company shall not be required to cause a registration requested pursuant to Section 3(b)(i) to become effective prior to 180 days after the end of the fiscal quarter of the Company in which the Company meets the requirements necessary to file a Registration Statement other than a Registration Statement on Form S-8 or S-4 or successor forms.

(B)  The Company shall not register securities for sale for its own account in any registration requested pursuant to Section 3(b)(i) unless permitted to do so by the written consent of Initiating Holders who hold at least 51% of the shares of the Registrable Securities as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration with respect to an employee benefit plan) to be initiated after a registration requested pursuant to Section 3(b)(i) and to become effective less than 90 days after the effective date of any registration requested pursuant to Section 3(b)(i).

(C)  The Company shall not be required to effect a registration pursuant to Section 3(b)(i) unless the proposed disposition of Registrable Securities has an aggregate expected offering price (before deduction of underwriting discounts and expenses of sale) of not less than 51% of the aggregate principle amount of the Registrable Securities then outstanding.

(D)  If at the time of any request to register Registrable Securities pursuant to Section 3(b)(i) hereof, the Company is engaged, or has fixed plans to engage within 120 days of the time of the request, in a registered public offering as to which the Holders or Initiating Holders, as applicable, may include such Registrable Securities pursuant to Section 3(a) hereof or is engaged in any other activity which, in the good faith determination of the Company’s Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the consummation of such offering, or the date of commencement of such other material activity, as the case may be.

(iii)  Exchange Act Registration and Form S-3. The Company shall register the Securities under the Exchange Act as soon as legally permissible following the effective date of the first Registration Statement covering any securities of the Company offered to the general public and the Company shall thereafter take all such other commercially reasonable actions as would permit or facilitate the sale and distribution of its stock on Form S-3. After and for so long as the Company is qualified for the use of Form S-3, the Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number or amount of Registrable Securities, as applicable, to be disposed of and the intended method of disposition) subject only to the following:

(A)  The Company shall not be required to effect a registration pursuant to this Section 3(b)(iii) unless the Holder or Holders requesting registration propose to dispose of Registrable Securities having an aggregate expected public offering price (before deduction of underwriting discounts and expenses of sale) of at least 51% of the aggregate principle amount of the Registrable Securities then outstanding.

(B)  The Company shall not be required to effect a registration pursuant to this Section 3(b)(iii) more frequently than twice every twelve months.

The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 3(b)(iii) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 3(e) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof.

(iv)  Exchange Offer Registration Statement. To the extent not prohibited by law, the Company shall, for the benefit of the Holders, at the Company’s cost, (A) use its reasonable best efforts to prepare and, as soon as practicable but not later than one calendar year following the Effective Date, file with the Commission an Exchange Offer Registration Statement on an appropriate form under the Securities Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days following the filing of the Exchange Offer Registration Statement, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated not later than 240 days following the filing of the Exchange Offer Registration Statement. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired or will acquire the Exchange Securities in the ordinary course of such Holder’s business, and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws in the United States.

In connection with the Exchange Offer, the Company shall:

(a)  mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement;

(b)  keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)  utilize the services of the Depositary for the Exchange Offer;

(d)  permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e)  notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Secured Noteholders and Participating Broker-Dealers as provided herein); and

(f)  otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

The Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Securities and the Securities shall vote and consent together on all matters as one class and that neither the Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

As soon as practicable after the close of the Exchange Offer, the Company shall:

(i)  accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iii)  cause the Trustee promptly to authenticate and deliver Exchange Securities, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or F-4 or other appropriate form under the Securities Act available, as well as any other customary representations in connection therewith, and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

(iv)  Form S-3. (A) If, because of any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission or Commission policy, the Company is not permitted to effect the Exchange Offer as contemplated by Section 3(b)(iv) hereof, (B) if for any other reason the Exchange Offer is not completed within two years after the Effective Date, (C) upon the request of any of the Holders with respect to Securities held by such Holder that are not eligible to be exchanged for Exchange Securities in the Exchange Offer or which are exchanged in the Exchange Offer for Exchange Securities which are not freely tradeable or (D) if a Holder is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive freely tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (A) through (D) the Company shall, at its cost:

(a)  As promptly as practicable, file with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective as promptly as practicable but no later than two years after the Effective Date, a Form S-3 relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the registration and set forth in the Form S-3.

(b)  Use their reasonable best efforts to keep the Form S-3 continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Form S-3 is declared effective by the Commission, or for such shorter period that will terminate when all Registrable Securities covered by the Form S-3 have been sold pursuant to the Form S-3 or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Form S-3 shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the Securities Act and as otherwise provided herein.

(c)  Notwithstanding any other provisions hereof, use their reasonable best efforts to ensure that (i) any Form S-3 and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Form S-3 and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Form S-3, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

The Company shall not permit any securities other than Registrable Securities to be included in the Form S-3. The Company further agrees, if necessary, to supplement or amend the Form S-3, as required by Section 3(c) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(d)  Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Section 3 with respect to the Registrable Securities of any Holder requesting inclusion in any Piggyback Registration or any Initiating Holder requesting a Demand Registration that such Holder or Initiating Holder, as applicable, shall furnish to the Company such information regarding it, the Registrable Securities held by it, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Section 3 as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. In connection with the obligations of the Company with respect to the registrations pursuant to this Section 3 (each, a “Registration,” and collectively, the “Registrations”) and the Registration Statements, the Company shall, subject to the provisions of this Section 3, as expeditiously as practicable:

(i)  prepare and file with the Commission a Registration Statement on the appropriate form prescribed by the Commission, within any relevant time periods specified in this Section 3, and use its reasonable best efforts to cause such Registration Statement to become effective;

(ii)  immediately notify each Holder participating in the Registration, any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement and, if applicable, any underwriter or underwriters of the Registrable Securities covered by the Registration of any stop order threatened or issued by the Commission and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(iii)  prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement, and any documents required to be incorporated by reference therein, as may be necessary to keep the Registration Statement effective for the applicable time period in the case of Registrations pursuant to Section 3(b)(iv) and (v) and, in the case of all other Registrations, until the distribution of Registrable Securities shall have been completed or until the expiration of 180 days (or such longer period as the Company may agree on) after the effective date, whichever is earlier; cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act (or any successor rule); and comply in all material respects with the provisions of the Securities Act and Exchange Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus (including sales by a Participating Broker-Dealer);

(iv)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, furnish to the Holders of Registrable Securities participating in the Registration and, if applicable, to the underwriter or underwriters of the Registrable Securities covered by the Registration such number of copies of the Registration Statement and any post-effective amendment thereto, the Prospectus (including each preliminary prospectus and any amendments or supplements thereto), any exhibits or documents incorporated by reference in the foregoing items and such other documents as such Holders or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by the Holders;

(v)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, notify each Holder of Registrable Securities, at least five business days prior to filing, that a Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Registration; and hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(vi)  on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Holder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Holder or managing underwriter or underwriters, if any, may reasonably request (considering the nature or size of the offering and the expense and time involved in such qualification or registration), and to do any and all other reasonable acts or things which may be necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(vii)  notify promptly each Holder participating in the Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (a) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (b) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (c) in the case of a Registration Statement other than an Exchange Offer Registration Statement, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (d) in the case of a Registration Statement other than an Exchange Offer Registration Statement, of the happening of any event or the discovery of any facts during the period the Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (f) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(viii)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, promptly upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(vi)(c) and (d) hereof, as promptly as practicable after the occurrence of such an event, use their reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(ix)  make every reasonable effort to obtain the withdrawl of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawl of such order;

(x)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(xi)  a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Securityholders, to counsel of the Holders of Registrable Securities and, if any, to the underwriter or underwriters of an underwritten offering of Registrable Securities; make such changes in any such document prior to the filing thereof as the Securityholders, the counsel to the Holders or the underwriter or underwriters, if any, reasonably request and not file any such document in a form to which the Majority Holders, the Securityholders, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Securityholders, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object; and make representatives of the Company, as shall be reasonably requested by the Holders of Registrable Securities, the Securityholders, counsel for the Holders of Registrable Securities or any underwriter, available for discussion of such document;

(xii)  furnish counsel for the Holders copies of any comment letters received from the Commission or any other request from the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(xiii)  use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the NASD, as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, including cooperating and assisting in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD);

(xiv)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be listed or quoted (as the case may be) on any national securities exchange or automated quotation system on which any similar debt securities issued by the Company are listed or quoted if requested by the Majority Holders or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, and to provide a transfer agent and registrar for such securities covered by such Registration Statement no later than the effective date of such Registration Statement;

(xv)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, use its reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders;

(xvi)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, enter into such customary agreements (including an underwriting agreement in customary form) reasonably satisfactory to the Company and take all other actions in connection with those agreements as the Holders participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

(xvii)  give the Holders who hold Registrable Securities registered under such Registration Statement or Participating Broker-Dealers who are required to deliver a Prospectus in the case of an Exchange Offer, and who have entered into reasonable and appropriate confidentiality agreements with the Company, the timely opportunity to review and comment upon such Registration Statement, each Prospectus included therein or filed with the Commission and each amendment or supplement to the foregoing items, and at their request give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary to conduct appropriate due diligence required of such Holders and Participating Broker-Dealers as contemplated by Section 12(a)(2) of the Securities Act; provided, however, such Holders and Participating Broker-Dealers shall use reasonable efforts to coordinate any such due diligence so as not to delay the offering contemplated by such Registration Statement or impose an unreasonable burden or expense on the Company;

(xviii)  in the case of a Registration Statement other than an Exchange Offer Registration Statement, use its reasonable best efforts to provide to the Holders and underwriter or underwriters, if any, with legal opinions and “cold comfort” letters in customary form and substance as the Holders participating in the Registration and, if applicable, the underwriter or underwriters of the Registrable Securities covered by the Registration reasonably request;

(xix)  in the case of the Exchange Offer Registration Statement (a) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to a Participating Broker-Dealer selected by the Majority Holders, if any (the “Selected Broker-Dealer”) on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Selected Broker-Dealer on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the Commission, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (b) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(c)(vi), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (c) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the Commission including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (d) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (X) the following provision (or any other provision requested by the Selected Broker-Dealer on behalf of the Participating Broker-Dealers with respect to similar matters):

“If the exchange offeree is a broker dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer; and

(Y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (X) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(xx)  obtain a CUSIP number (or, if applicable, an ISIN number) for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(xxi)  cause the Indentures to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indentures to be so qualified in a timely manner;

(xxii)  upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer, and which includes an opinion that (a) the Company has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (b) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

(xxiii)  use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the Registration Statement.

The Holders, upon receipt of any notice from the Company that the Prospectus prepared pursuant to this Section 3(c) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, will forthwith discontinue disposition of the Registrable Securities until the Holders of Registrable Securities or any Participating Broker-dealer requires to deliver a prospectus in an Exchange Offer receive copies of a supplemented or amended prospectus or until they are advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and have received copies of any supplemented or amended prospectus, and, if so directed by the Company, each Holder shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time periods shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by the immediately preceding sentence or the Advice.

If, following the date hereof, there has been a change in Commission policy with respect to exchange offers such as the Exchange Offer, such that in the opinion of counsel to the Company or the Holders there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate an Exchange Offer for the Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as are requested by the Commission in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company, setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer shall be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff of such submission.

(e)  Expenses. All expenses incurred in effecting any registration pursuant to this Section 3 including, without limitation, all registration and filing fees, rating agency fees, fees and expenses of the Trustee and any escrow agent or custodian, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, reasonable legal fees and expenses of one counsel designated by the Majority Holders and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that all expenses, fees and disbursements of any other counsel retained by the Holders, and all underwriting discounts and commissions and fees shall be borne by the Holders pro rata on the basis of the principal amount of Registrable Securities so registered on their behalf.

(f)  Effectiveness. A Registration Statement pursuant to this Section 3 will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

(g)  Limitations on Registration. If the registration of which the Company gives notice pursuant to this Section is for an underwritten offering, only securities that are to be included in the underwriting may be included in the registration. Notwithstanding any provision of this Section, if the underwriter determines that marketing factors require a limitation of the number of Securities to be underwritten, (i) in the case of a registration pursuant to Section 3(a) the underwriter may eliminate or reduce the number of Registrable Securities of the Holders to be included in the registration and underwriting, proportionately among the Holders based on the number of Registrable Securities requested to be included, and (ii) in the case of a registration pursuant to Section 3(b)(i), the underwriter shall allocate the number of shares of Registrable Securities that may be included in the underwriting among all Holders thereof, including the Initiating Holders, in proportion to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. The Company shall so advise the Holders in writing. No Registrable Securities of the Holders excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder disapproves of any such underwriting, it or he or she may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities of the Holders so withdrawn from such underwriting shall also be withdrawn from such registration. The registration rights granted under this Section 3 shall terminate as to a Holder if such Person (a) holds one percent (1%) or less of the outstanding principal amount of the Securities and (b) would be permitted to sell all of the Registrable Securities held by it, him or her within one three month period pursuant to Rule 144.

(h)  Designation of Underwriter. The Company shall have the right to designate the managing underwriter in any Piggyback Registration; provided, however, that such managing underwriter must be reasonably acceptable to Holders holding a majority of the

 Securities requesting to be registered in such Piggyback Registration. The Majority Holders of such Registrable Securities included in any underwritten offering other than a Piggyback Registration shall have the right to designate the managing underwriter in such registration; provided, however, that such managing underwriter must be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(i)  Cooperation by the Holders. The Holders shall promptly furnish to the Company such information as the Company may reasonably require from the Holders in connection with the Registration Statement (and the prospectus included therein).

(j)  Registration Rights Indemnification.

(i)  By the Company. In the event any Registrable Securities of a Holder are included in a Registration Statement under this Section, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless each such Holder, each Securityholder, each Participating Broker-Dealer, the agents and attorneys of each, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or its agents or any such underwriter within the meaning of the Securities Act, and their respective successors (collectively, “Holder Indemnified Persons”), against any losses, claims, damages or liabilities, or actions or proceedings, whether commenced or threatened, in respect thereof (collectively, “Liabilities”), to which such Holder Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder Indemnified Persons for any expenses (including but not limited to reasonable attorneys’ fees) reasonably incurred by them in connection with investigating or defending any such Liability; provided, that the Company shall not be liable in any such case to the extent that any such Liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in strict conformity with written information furnished to the Company by such Holder or its agents expressly for use in the preparation thereof, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such Liability or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such

Person if such statement or omission was correct in such final prospectus; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this clause (i) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person and shall survive the Disposition of such Registrable Securities by such Holder.

(ii)  By the Holders. In the event any Registrable Securities of a Holder are included in a Registration Statement under this Section, to the extent permitted by law, each Holder, severally, but not jointly, agrees to indemnify the Company, the Securityholders, the other selling Holders, and the officers and directors, agents and attorneys of each, and each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company or any such other Persons within the meaning of the Securities Act, and their respective successors (each, a “Company Indemnified Person”) against any Liabilities, to which such Company Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Holder will reimburse the Company Indemnified Persons for any expenses (including but not limited to reasonable attorneys’ fees) reasonably incurred by them in connection with investigating or defending any such Liability; provided, that such Holder shall not be liable in any such case except to the extent that any such Liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by such Holder or its agents expressly for use in the preparation thereof; provided further that such Holder shall not be liable to any Company Indemnified Person to the extent that any such Liability or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was correct in such final prospectus; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this clause (ii) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the obligations of such Holder shall be limited to an amount equal to the net proceeds received by such Holder of Registrable Securities sold as contemplated herein.

(iii)  Procedure. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)  Other Laws. Indemnification similar to that specified in this Section shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

(v)  Periodic Payments. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(k)  Restrictions on Sale by Holders of Registrable Securities. Each Holder who has rights to participate in an offering of Registrable Securities agrees, if requested by the managing underwriter or underwriters in an underwritten offering by the Company of any Registrable Securities in connection with any public offering by the Company of such Securities, not to effect any sale or distribution of Registrable Securities, including a private sale or a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 14-day period prior to, and during the 90-day period with respect to any subsequent offering of Registrable Securities beginning on the effective date of such Registration Statement, provided that the Company and each other officer, director or holder of 1% or more of the outstanding Shares of the Company are similarly bound.

(l)  Rule 144 and Rule 144A. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company covenants that it will upon the request of any Holder of Registrable Securities, subject to the Company availing itself of applicable exemptions under law, (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, and (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities

Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. At any time when the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder.

(m)  Transfer of Registration Rights. The registration rights granted to the Securityholders under this Section 3 may be transferred but only in connection with a Disposition of not less than 3% of the outstanding Registrable Securities in compliance with the provisions of this Agreement.

Section 4.  Representations and Warranties. Each Securityholder, severally (with respect to himself or itself) represents and warrants, as of the date hereof (or the date such Securityholder becomes a party hereto) to each other party hereto as follows:

(a)  This Agreement has been duly authorized, executed and delivered by such Securityholder and, assuming the due authorization, execution, and delivery by the Company and the other Securityholders, constitutes his or its valid and binding obligation, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors’ rights generally and to general principles of equity.

(b)  The execution and delivery of this Agreement by such Securityholder and the performance of his or its obligations hereunder will not (i) if such Securityholder is an entity, violate or conflict with any provision of its organizational documents, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any material agreement or instrument to which such Securityholder is a party, or by which he, it, or any of his or its assets is bound, (iii) result in the imposition of any lien on any Securities held by such Securityholder, (iv) violate or conflict with any applicable laws, rules, or regulations, or (v) require any consent, approval or other action of, notice to, or filing with any entity or Person (governmental or private).

Section 5.  After-Acquired Securities.

(a)  Disposed of Securities. The provisions of this Agreement shall continue to apply to any Securities Disposed of (whether or not for consideration) by any Securityholder or Holder and the Company may require as a condition for such a Disposition that the transferee execute an Agreement substantially identical in form to this one, to which all of the Securities of the transferee will be subject, and which transferee agreement will be treated as a part of this Agreement.

(b)  Additional Securities. This Agreement shall apply equally to any additional Securities of the Company acquired by the Holders, whether for additional consideration, as a stock dividend, stock split, reverse stock split, or recapitalization or reorganization of any type or otherwise. All such Securities shall be issued bearing the legend referred to in Section 2 and the definition of Security will be interpreted accordingly to give effect to this Section 5(b).

Section 6.  Termination. This Agreement, and the rights and obligations of the parties hereto shall terminate forthwith, and without further liability on account of such termination, upon the first to occur of (a) the three year anniversary of the date which is 180 days after the end of the fiscal quarter of the Company in which the Company meets the requirements necessary to file and cause to become effective a Registration Statement (other than a Registration Statement of Form S-8 or S-4 or successor forms), (b) the Disposition of all of the Securities owned by all Holders, or (c) on agreement of the parties hereto.

Section 7.  Miscellaneous.

(a)  Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery or registered or certified mail which shall be addressed, (i) in the case of the Company, to WCI Steel, Inc., 1040 Pine Avenue, SE, Warren, Ohio 44483-6528, Attention: Chief Financial Officer, with a copy to McDermott Will & Emery LLP, 28 State Street, Boston, Massachusetts 02109-1775, Attention: Dennis J. White, Esq., and (ii) in the case of any Holder, the address of the party appearing in the Company’s records (or to such other address as may be designated by such party). Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time it is received, in the case of a personal delivery, or five (5) days after mailed, registered or certified, in any post office or branch post office regularly maintained by the United States government.

(b)  Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of (i) the Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment or waiver and (ii) the Company.

(c)  Waiver. No failure or delay on the part of the Holders or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Holders or any of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Holders or any of them would otherwise have. No notice to or demand on the Company or any Holder in any case shall entitle the Company or such Holder to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders or any of them to take any other or further action in any circumstances without notice or demand.

(d)  Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief,

including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(e)  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(f)  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to conflicts of laws rules or principles.

(g)  Arbitration.

(i)  If any of the parties hereto are unable to resolve any controversy, dispute or claim arising out of, or relating to, this Agreement (any such controversy, claim or dispute, a “Dispute”) on or before the 30th day following the receipt by a party hereto of written notice of such Dispute from another party or parties, which notice describes in reasonable detail the nature of the dispute and the facts and circumstance relating thereto, a party, by delivery of written notice to the other parties, may require that their representatives meet at a mutually agreeable time and place in an attempt to resolve such Dispute. Such meeting shall take place on or before the 15th day following the date of the notice requiring such meeting, and if the Dispute has not been resolved within fifteen (15) days following such meeting, the parties may cause such Dispute to be settled by final and binding arbitration in New York, New York before JAMS Inc., or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., by filing a written demand for arbitration with JAMS Inc., with a copy to the other party, by submitting such dispute for arbitration within thirty (30) days following the expiration of such fifteen (15) day period. The arbitration will be conducted in accordance with the provisions of JAMS Inc. Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration; provided that the parties agree that each party to the Dispute shall have discovery to the same extent as provided under the Federal Rules of Civil Procedure and shall require the arbitrator selected to issue a written reasoned opinion.

(ii)  When a Dispute has been submitted for arbitration, within fourteen (14) days of such submission, the parties will cooperate with one another and with JAMS Inc. in (i) selecting one arbitrator from their panel of neutrals, who shall be a former judge, and (ii) scheduling the arbitration proceedings. In the event the parties are unable to select such an arbitrator, the arbitrator shall be selected pursuant to the provisions of JAMS Inc. Comprehensive Arbitration Rules and Procedures in effect at the time.

(iii)  This agreement to arbitrate shall be specifically enforceable against the parties by any court of competent jurisdiction, and may be challenged only upon the grounds provided in Section 10 to the United States Arbitration Act, 9 U.S.C. Sec. 10. Application may also be made to such court to confirm any decision or award of the arbitrator, for an order of enforcement and for any other remedies which may be necessary to effectuate such decision or award. All the parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and such court.

(iv)  One or more of the prevailing parties to any arbitration proceeding commenced hereunder shall be entitled, as a part of the arbitration award, to the costs and expenses (including reasonable attorneys’ fees and interest on any award) of investigating, preparing and pursuing an arbitration claim as such costs and expenses are determined by the arbitrator. In no event shall there be awarded in any arbitration proceeding special or consequential damages.

(v)  The parties shall each deposit fifty (50%) percent of all estimated fees and expenses of the JAMS Inc. arbitration proceeding with JAMS Inc. within fourteen (14) days after a Dispute has been submitted to arbitration.

(vi)  This agreement to arbitrate shall survive the termination of this Agreement.

(h)  Exclusive Jurisdiction. The parties hereto agree that all disputes arising among them related to this Agreement and not subject to arbitration shall be resolved only in the United States federal courts in the Southern District of New York or State courts located in New York County, New York. Each party hereby submits to the jurisdiction of such courts and waives any disputes it may have with respect to the location of any court.

(i)  Waiver of Jury Trial. The parties hereto waive all rights they may have to a jury trial in connection with any disputes arising among them related to this Agreement.

(j)  Additional Parties. Only Persons (other than the initial signatories hereto) that execute a joinder agreement in the form reasonably satisfactory to the Company shall be deemed to be Securityholders. Except to the extent limited in any joinder agreement, each Person that so becomes a Securityholder after the date hereof shall be entitled to all rights and privileges of a Securityholder as if such Securityholder had been an original signatory to this Agreement.

(k)  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no assignment of rights under this Agreement will be valid unless made in connection with a contemporaneous Disposition of Securities and, upon any such assignment, the assignee shall comply with Section 13(j) and Section 2 hereof. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and such person shall be entitled to receive the benefits hereof. The Company may not assign or otherwise transfer any of its rights under this Agreement.

(l)  Third Party Beneficiaries. The Securityholders (even if the Securityholders are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Securityholders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(m)  Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(n)  Additional Covenants. The parties hereto undertake, generally, to execute all such agreements and other instruments and to do all such other acts as are necessary or appropriate to give full effect to the terms, conditions and provisions of this Agreement and to make them binding upon the parties hereto.

(o)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

WCI STEEL, INC.

By:  /s/ Cynthia Bezik
Name: Cynthia Bezik
Title: President

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

SECURITYHOLDER:

By: _____________________________________
Name:
Title:

Address:

Attention:
Facsimile:

with a copy to:

Attention:
Facsimile:

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